UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 7, 2014

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employe Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective February 7, 2014, the Board of Directors (the "Board") of Independent Bank Corporation (the "Company") and the Compensation Committee of the Board (1) approved a new base salary level for the Company's CEO, effective as of January 1, 2014, at $410,000, and also effective as of January 1, 2014, approved annual increases in the base salaries of the Company's other Named Executive Officers (the "NEOs"), none of which exceeded more than 3% of the prior year's base salary, (2) approved a one-time special incentive bonus of $50,000 for each NEO (other than the CEO) and $100,000 for the Company's CEO, based upon the Company's financial performance during the period commencing September 1, 2013, and ended December 31, 2013, and (3) awarded long-term incentive awards, under the Company's Long Term Incentive Plan, to each of the Company's NEOs, based upon their respective target award amount (equal to 50% of base salary for the CEO and 40% of base salary for each other NEO).  One half of the Long-Term Awards were made in the form of restricted stock grants, of the type previously awarded by the Company, with vesting to occur ratably over the three-year period following the grant date, and the other half in the form of performance share unit awards ("PSUs").  The number of shares of Company stock to be issued under the PSUs will be based upon the Company's three-year total shareholder return (beginning on the grant date), as measured against the total shareholder return of a peer group of other financial institutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: February 11, 2014	/s/ Robert N. Shuster
	By:	Robert N. Shuster
	Its:	Executive Vice President and
Chief Financial Officer